INDEPENDENT AUDITORS'CONSENT


     We consent to the use in the First Amendment to the Registration Statement on Form SB-2 in connection with the registration under the Securities Act of 1933, as amended, for shares of common stock and our report dated November 1, 2002, with respect to the financial statements of Texxar, Inc. for the years ended September 30, 2002 and 2001 and to the reference to our firm under the caption "Experts" in this registration statement.




/s/Baum & Co. PA
------------------
Baum & Co. PA
Certified Public Accountants


 August 11, 2003